UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 17, 2006

AXM PHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31886	20-0745214
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20955 Pathfinder Road, Suite 100 Diamond Bar, CA 91765		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (909) 843-6338

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On April 17, 2007, the Board of Directors (the “Board”) of AXM Pharma, Inc. (the “Company”), elected Tracey A. O’Neill to act as a director of the Company.  Ms. O’Neill will also serve as a member of the audit committee.  Ms. O’Neill currently serves as the Controller and Director of Finance of Intellect Neurosciences, Inc., a biopharmaceutical company specializing in the research and development of drugs to treat Alzheimer’s disease and other major disorders of the central nervous system.  Prior to joining Intellect Neurosciences, Inc., Ms. O’Neill was the Director of Finance and Accounting at Emisphere Technologies, Inc. (NASDAQ: EMIS), a biopharmaceutical company.  Her career also includes tenures as Director of Budgeting and Planning of Monster Worldwide, Inc. (NASDAQ: MNST) and as an internal auditor at Philip Morris Management Corporation, a wholly owned subsidiary of Altria Group, Inc. (NYSE: MO) and Union Carbide Corporation, a wholly owned subsidiary of The Dow Chemical Company (NYSE:DOW). Ms. O’Neill received her B.S. degree in accounting from University of Scranton and a M.B.A. degree in management from St. Peter’s College.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXM PHARMA, INC.

Dated:  April  25, 2007

        By:     /s/ Wei-Shi Wang

            Wei-Shi Wang

            Chief Executive Officer